Exhibit 99.1
NCI Building Systems Reports First Quarter Fiscal 2011 Result
— Q1 Revenues Increased 4.3%; Tonnage up 2.2% —
— Coatings and Components Groups Continued to Post Operating Profits —
— Buildings Group Bookings Increased 27% Year-Over-Year;
Backlog Up 6% Sequentially to $205 Million —
HOUSTON, March 8, 2011 /PRNewswire/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the first quarter ended January 30, 2011.
First Quarter 2011 Financial Results
“First quarter revenue growth was driven by a 10% increase in the combined third party sales of our Coatings and Components groups. This performance was achieved despite a 16% decline in low-rise nonresidential construction activity for the same period, as reported by McGraw-Hill,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “Our Coatings group’s results were especially strong, reflecting the success of our efforts to build external sales to traditional and non-traditional markets, while continuing to base load our facilities with intersegment business. Reduced market volume affected our Buildings group’s shipments, but the group achieved year-over-year bookings and sequential backlog growth of 27% and 6%, respectively, in the first quarter. These results serve as strong indicators that our Buildings group’s performance should improve significantly in the coming periods, particularly in the second half of the fiscal year.”
“Exclusive of special charges incurred in our Components group, operating income for our Coatings and Components groups was comparable to last year’s levels, absorbing the net effect of steel price volatility in the first quarter and the impact of a record number of weather-related work stoppages during the period. There was a modest improvement in our Buildings group’s operating results, but we expect a more meaningful improvement going forward as a result of greater commercial discipline embedded in our current backlog and the growing proportion of work coming from the commercial and industrial markets, which points to increasing demand from our traditional customer base.”

For the first quarter, sales were $190.1 million, up 4.3% from the $182.2 million reported in last year’s first quarter. Gross profit margin was 17.6% compared to 17.8% in the year-ago first quarter.
Selling, general and administrative expenses were $47.7 million, or 25.1% of revenues, inclusive of $1.4 million in special charges and an $884,000 increase in non-cash stock compensation. This compares to $44.6 million, or 24.5% of revenues in last year’s first quarter. The Company incurred an operating loss of $14.1 million this quarter compared to an operating loss of $12.7 million in the prior year period. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement, was negative $4.4 million compared to negative $2.6 million in last year’s first quarter.
For the first quarter, the Company reported a net loss applicable to common shares of $20.7 million, which included the accrual of preferred stock dividends and accretion of $6.2 million and a non-cash beneficial conversion feature charge of $1.8 million. This compares to a net loss of $18.8 million in the 2010 first quarter.
The adjusted loss per diluted common share, excluding the non-cash beneficial conversion charge and other special charges presented in the attached tables, was $0.99; the reported net loss per diluted common share was $1.14. This compares to an adjusted loss per diluted common share of $0.99 and a reported net loss per diluted common share of $1.04 in last year’s first quarter; each adjusted for the 1-for-5 reverse split that was effective at the close of market on March 5, 2010.
The weighted average number of common shares used in the calculation was 18.1 million for both first quarter 2011 and 2010 per share amounts.
Inventory levels increased 2.5% sequentially to $83.4 million, reflecting seasonal factors. Annualized inventory turnover was 7.5 turns for the first quarter compared to 7.3 turns year-over-year and 8.6 turns sequentially.
Capital expenditures were $2.2 million; net cash from operating activities was positive $132,000.

Additional Corporate Developments
For the second consecutive quarter, the Preferred Dividend Committee of the Board of Directors elected to pay the $5.5 million preferred dividend in cash. As a result, we plan to record a dividend accrual reversal of $1.4 million in the second quarter of fiscal 2011. In addition, we plan to record a beneficial conversion feature reversal of $4.2 million in the second quarter of fiscal 2011. The determination of cash payment versus payment in-kind or “PIK” of the preferred dividends will be made each quarter adhering to the limitations of the Company’s term loan and ABL credit facilities as well as the Company’s intermediate and long-term cash flow requirements. The Company’s term loan currently restricts the payment of cash dividends to 50% of cumulative earnings beginning with the fourth quarter of 2009, and in the absence of accumulated earnings, cash dividends and other restricted payments, is limited to $14.5 million in the aggregate during the term of the loan.
First Quarter Segment Performance
The Company reported an adjusted operating loss of $12.8 million, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
(Unaudited)
(In thousands)

	For the Three Months Ended January 30, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,444	$353	$(5,410)	$(12,523)	$(14,136)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	1,101	—	—	1,101

“Adjusted” operating income (loss) (1)	$3,444	$1,454	$(5,158)	$(12,523)	$(12,783)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.
“While each of our business segments continued to be affected by historically low market demand and the typical seasonality associated with our first fiscal quarter, we continue to focus on efficiency improvements throughout the organization designed to streamline operations as our markets recover,” Mr. Chambers said. “We believe that NCI’s vertically integrated business model provides us with important competitive advantages that we can leverage as economic conditions improve.”
Revenues for the Coatings group increased 8.3% year-over-year, reflecting successful marketing efforts in both traditional and non-traditional markets, as well as an increase in orders in advance of steel price increases. Operating income increased 10.4%. Once operational, the recently purchased sixth Coatings plant in Middletown, Ohio will support future growth in third party sales and internal demand from the Components and Buildings groups as well as significantly increase the Coatings group’s footprint in an area of the country with important growth potential.
The Components group’s revenues increased 4% from last year’s first quarter levels. In addition to special charges, lower selling prices caused margin compression compared to last year’s first quarter. The Components group increased sales of retrofit roofing products and energy-efficient insulated metal panels in the quarter, and work has already begun on re-tooling two of the Company’s previously idled facilities to capitalize on increasing demand for energy efficient insulated metal panels.
The Buildings group’s revenues were comparable with first quarter 2010 levels and operating results improved modestly despite lower volume. Investments in manufacturing efficiencies and significant upgrades to engineering and drafting systems across all brands have positioned this group for improved results as market demand strengthens.
Market Commentary
In the first fiscal quarter of 2011, low-rise nonresidential construction activity measured in square feet declined 16% from the comparable period in fiscal 2010, as reported by McGraw-Hill.
The American Institute of Architect’s Architectural Billing Index published for January was 50.0 and the commercial and industrial component of the Index remained above 50 for the seventh consecutive month.
McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 7% higher in calendar 2011 compared to calendar 2010, with most of the improvement occurring in the second half of the year. McGraw-Hill projects CY 2011 square footage at 695 million, up from 650 million in 2010.

Summary and Outlook
“The pick-up in quoting activity that we signaled at the end of fiscal 2010 continued in the first quarter. We are particularly encouraged by the 27% increase in bookings in the first fiscal quarter and by the higher proportion of bookings and backlog represented by commercial/industrial work, which prior to the economic downturn had accounted for 70% of our business. A sustained upturn in this sector would significantly benefit NCI in future periods as we have retained the capacity to serve a much larger marketplace with significantly reduced infrastructure costs,” Mr. Chambers noted.
“In the meantime, we continue to enhance our competitive position by working diligently to roll-out new sales initiatives, implement technical upgrades to increase efficiencies and train our employees on new systems that will further improve customer service levels and reduce operating costs.”
The NCI Building Systems, Inc. first quarter conference call is scheduled for March 8, 2011, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 419727# when prompted. The Webcast archive and taped replay will both be available two hours after the call through March 15, 2011.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. The Company’s SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	January 30,	January 31,
	2011	2010
Sales	$190,086	$182,207
Cost of sales, excluding asset impairments	156,541	148,740
Asset impairments	—	1,029

Gross profit	33,545	32,438
	17.6%	17.8%

Selling, general and administrative expenses	47,681	44,646
Restructuring charges	—	524

Loss from operations	(14,136)	(12,732)

Interest income	47	25
Interest expense	(4,224)	(4,532)
Refinancing costs	—	(174)
Other income, net	579	1,148

Loss before income taxes	(17,734)	(16,265)
Benefit from income taxes	(5,009)	(5,779)

	28.2%	35.5%

Net loss	$(12,725)	$(10,486)
Convertible preferred stock dividends and accretion	6,230	8,134
Convertible preferred stock beneficial conversion feature	1,786	187

Net loss applicable to common shares	$(20,741)	$(18,807)

Loss per common share:
Basic	$(1.14)	$(1.04)
Diluted	$(1.14)	$(1.04)

Weighted average number of common shares outstanding:
Basic	18,149	18,093
Diluted	18,149	18,093

Increase in sales	4.3%

Gross profit percentage	17.6%	17.8%

Selling, general and administrative expenses percentage	25.1%	24.5%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 30,	October 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$65,216	$77,419
Restricted cash	2,841	2,839
Accounts receivable, net	61,916	81,896
Inventories, net	83,448	81,386
Deferred income taxes	15,101	15,101
Income taxes receivable	15,553	15,919
Prepaid expenses and other	14,326	13,923
Investments in debt and equity securities, at market	4,006	3,738
Assets held for sale	6,114	6,114

Total current assets	268,521	298,335

Property and equipment, net	209,904	214,453
Goodwill	5,200	5,200
Intangible assets, net	25,797	26,312
Other assets	15,062	16,224

Total assets	$524,484	$560,524

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Note payable	$—	$289
Accounts payable	63,599	70,589
Accrued compensation and benefits	31,162	31,731
Accrued interest	1,481	1,546
Other accrued expenses	44,440	46,723

Total current liabilities	140,682	150,878

Long-term debt	133,555	136,305
Deferred income taxes	5,448	10,947
Other long-term liabilities	4,813	4,820

Total long-term liabilities	143,816	152,072

Series B cumulative convertible participating preferred stock	257,550	256,870

Redeemable common stock	2,464	3,418

Common stock	923	921
Additional paid-in capital	250,667	255,248
Accumulated deficit	(269,671)	(256,946)
Accumulated other comprehensive loss	(1,947)	(1,937)

Total stockholders’ deficit	(20,028)	(2,714)

Total liabilities and stockholders’ deficit	$524,484	$560,524

	—	—

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended
	January 30, 2011	January 31, 2010
Cash flows from operating activities:
Net loss	$(12,725)	$(10,486)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,449	8,701
Share-based compensation expense	1,685	801
Gain on embedded derivative	(7)	(919)
(Gain) loss on sale of property, plant and equipment	(18)	103
Provision for doubtful accounts	457	(416)
Asset impairments	—	1,029
Provision (benefit) for deferred income taxes	(5,035)	45
Changes in working capital
Accounts receivable	19,523	22,231
Inventories	(2,062)	(18,443)
Income tax receivable	366	(4,253)
Prepaid expenses and other	(642)	(233)
Accounts payable	(6,990)	(5,056)
Accrued expenses	(2,892)	(12,248)
Other, net	23	(32)

Net cash provided by (used in) operating activities	132	(19,176)

Cash flows from investing activities:
Capital expenditures	(2,247)	(1,287)
Proceeds from sale of assets	41	52

Net cash used in investing activities	(2,206)	(1,235)

Cash flows from financing activities:
Payment of convertible notes	—	(59)
Net borrowing on revolver (ABL)	—	3
(Decrease) increase of restricted cash	(2)	8,772
Payment of cash dividends on Convertible Preferred Stock	(5,550)	—
Payment on term loan	(2,750)	—
Payments on notes payable	(289)	(481)
Payment on other long-term debt	—	(190)
Payment of financing costs	(50)	—
Purchase of treasury stock	(1,478)	(379)

Net cash (used in) provided by financing activities	(10,119)	7,666

Effect of exchange rate changes on cash and cash equivalents	(10)	(8)

Net decrease in cash	(12,203)	(12,753)

Cash at beginning of period	77,419	90,419

Cash at end of period	$65,216	$77,666

NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	January 30, 2011		January 31, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$42,274	22	$39,031	21	$3,243	8.3%
Metal components	90,305	48	86,806	48	3,499	4.0%
Engineered building systems	101,412	53	101,938	56	(526)	-0.5%
Intersegment sales	(43,905)	(23)	(45,568)	(25)	1,663	-3.6%

Total net sales	$190,086	100	$182,207	100	$7,879	4.3%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$3,444	8	$3,119	8	$325	10.4%
Metal components	353	0	1,791	2	(1,438)	-80.3%
Engineered building systems	(5,410)	(5)	(5,818)	(6)	408	-7.0%
Corporate	(12,523)	—	(11,824)	—	(699)	-5.9%

Total operating income (loss) (% of sales)	$(14,136)	(7)	$(12,732)	(7)	$(1,404)	-11.0%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED JANUARY 30, 2011 AND JANUARY 31, 2010
(Unaudited)
(In thousands)

	For the Three Months Ended January 30, 2011
			Engineered
			Building
	Metal Coil Coating	Metal Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,444	$353	$(5,410)	$(12,523)	$(14,136)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	1,101	—	—	1,101

“Adjusted” operating income (loss) (1)	$3,444	$1,454	$(5,158)	$(12,523)	$(12,783)

	For the Three Months Ended January 31, 2010
			Engineered
			Building
	Metal Coil Coating	Metal Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,119	$1,791	$(5,818)	$(11,824)	$(12,732)
Restructuring charges	—	109	415	—	524
Asset impairments	—	—	1,029	—	1,029

“Adjusted” operating income (loss) (1)	$3,119	$1,900	$(4,374)	$(11,824)	$(11,179)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	May 2,	August 1,	October 31,	January 30,	January 30,
	2010	2010	2010	2011	2011
Net loss	$(7,656)	$(3,299)	$(5,436)	$(12,725)	$(29,116)
Add:
Depreciation and amortization	7,480	7,457	7,309	7,236	29,482
Consolidated interest expense, net	4,670	4,392	4,258	4,177	17,497
Provision for taxes	(5,536)	(221)	(1,794)	(5,009)	(12,560)
Non-cash charges:
Stock-based compensation	1,403	1,374	1,375	1,685	5,837
Asset impairments, recoveries	(116)	(64)	221	—	41
Embedded derivative	(4)	(7)	(7)	(7)	(25)
Pre-acquisition contingency adjustment	—	—	178	252	430
Cash restructuring charges	829	551	1,628	—	3,008
Transaction costs	—	—	(250)	—	(250)

Adjusted EBITDA (1)	$1,070	$10,183	$7,482	$(4,391)	$14,344

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	May 3,	August 2,	November 1,	January 31,	January 31,
	2009	2009	2009	2010	2010
Net income (loss)	$(121,571)	$2,607	$(101,851)	$(10,486)	$(231,301)
Add:
Depreciation and amortization	8,436	7,586	7,640	7,521	31,183
Consolidated interest expense, net	6,168	6,487	9,578	4,507	26,740
Provision for taxes	(16,382)	1,825	(7,495)	(5,779)	(27,831)
Non-cash charges:
Stock-based compensation	1,177	1,241	1,045	801	4,264
Goodwill and intangible impairment	104,936	—	—	—	104,936
Asset impairments	5,295	26	347	1,029	6,697
Lower of cost or market charges	10,608	—	—	—	10,608
Embedded derivative	—	—	—	(919)	(919)
Cash restructuring charges	3,796	1,213	1,564	524	7,097
Transaction costs	629	401	107,718	174	108,922

Adjusted EBITDA (1)	$3,092	$21,386	$18,546	$(2,628)	$40,396

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)

	Fiscal Three Months Ended
	January 30,	January 31,
	2011	2010

Loss per diluted common share, GAAP basis	$(1.14)	$(1.04)
Refinancing costs	—	0.01
Convertible preferred stock beneficial conversion feature	0.10	0.01
Restructuring charges	—	0.02
Asset impairments	—	0.04
Gain on embedded derivative	(0.00)	(0.03)
Increase in actuarial determined general liability self-insurance reserve	0.04	—
Pre-acquisition contingency adjustment	0.01	—

“Adjusted” diluted loss per common share (1)	$(0.99)	$(0.99)

	Fiscal Three Months Ended
	January 30,	January 31,
	2011	2010

Net loss applicable to common shares, GAAP basis	$(20,741)	$(18,807)
Refinancing costs	—	113
Convertible preferred stock beneficial conversion feature	1,786	187
Restructuring charges	—	340
Asset impairments	—	669
Gain on embedded derivative	(5)	(597)
Increase in actuarial determined general liability self-insurance reserve	790	—
Pre-acquisition contingency adjustment	181	—

“Adjusted” net loss applicable to common shares (1)	$(17,989)	$(18,095)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted loss per common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our statement of income.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

						%
	1st Qtr 2011		1st Qtr 2010		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	42,274	18%	39,031	17%	3,243	8%
Intersegment	(25,081)		(26,223)		1,142	-4%

Third Party Sales	17,193	9%	12,808	7%	4,385	34%

Operating Income (Loss)	3,444	20%	3,119	24%	325	10%

Metal Components
Total	90,305	39%	86,806	38%	3,499	4%
Intersegment	(16,289)		(16,668)		379	-2%

Third Party Sales	74,016	39%	70,138	39%	3,878	6%

Operating Income (Loss)	353	0%	1,791	3%	(1,438)	-80%

Engineered Building Systems
Total	101,412	43%	101,938	45%	(526)	-1%
Intersegment	(2,535)		(2,677)		142	-5%

Third Party Sales	98,877	52%	99,261	54%	(384)	0%

Operating Income (Loss)	(5,410)	-5%	(5,818)	-6%	408	7%

Consolidated
Total	233,991	100%	227,775	100%	6,216	3%
Intersegment	(43,905)		(45,568)		1,663	-4%

Third Party Sales	190,086	100%	182,207	100%	7,879	4%

Operating Income (Loss)	(14,136)	-7%	(12,732)	-7%	(1,404)	-11%